EXHIBIT 10.6


February 8, 2006

AMCON Distributing Company
7405 Irvington Road
Omaha, Nebraska 68122

And

Chamberlin Natural Foods, Inc.
430 North Orlando Avenue
Winter Park, Florida 32789

And

Hawaiian Natural Water Company, Inc.
98-746 Kuahao Place
Pearl City, Hawaii 96782

And

Health Food Associates, Inc.
7807 East 51st Street
Tulsa, Oklahoma 74145

And

Trinity Springs, Inc.
1101 West River Street
Suite 370
Boise, Idaho 83702


     RE:  FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY
                    AGREEMENT (THIS "AMENDMENT")


Gentlemen:

AMCON Distributing Company, a Delaware corporation, ("AMCON"), Chamberlin Natural Foods, Inc., a Florida corporation, ("Chamberlin Natural"), Hawaiian Natural Water Company, Inc., a Delaware corporation, ("Hawaiian Natural"), Health Food Associates, Inc., an Oklahoma corporation, ("Health Food"), and Trinity Springs, Inc., a Delaware corporation, ("Trinity Springs"), (AMCON, Chamberlin Natural, Hawaiian Natural, Health Food, and Trinity Springs are each referred to as a "Borrower" and are collectively referred to as "Borrowers") and LaSalle Bank National Association, a national banking association (in its individual capacity, "LaSalle"), as agent (in such capacity as agent, "Agent") for itself, Gold Bank, a Kansas state bank, and all other lenders from time to time party to the Loan Agreement referred to below ("Lenders"), have entered into that certain Amended and Restated Loan and Security Agreement dated September 30, 2004 (the "Loan Agreement"). From time to time thereafter, Borrowers, Agent and Lenders may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Loan Agreement (the Loan Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrowers, Agent and Lenders now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Agreement hereby is amended as follows:

  (a)  The definitions of "Pro Rata Share", "Rate Hedging
Obligations", "Subsidiary Borrower", and "Subsidiary Sublimit" as set forth in Section 1 of the Agreement are amended and restated in full, to read as follows:

"PRO RATE SHARE" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the sum of the Revolving Loan Commitment and Term Loan B Commitment, of such Lender at such time and the denominator of which shall be the Maximum Loan Limit at such time.

"RATE HEDGING OBLIGATIONS" shall mean any and all obligations of Borrowers to the Agent and/or the Lenders, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under (1) any and all agreements designed to protect Borrowers from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to: interest rate swap agreements, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, floor or collar agreements, forward rate currency agreements relating to interest options, puts and warrants, and (2) any and all agreements relating to cancellations, buy backs, reversals, terminations or assignments of any of the foregoing. An agreement of the type described in clause (1) and/or clause (2) of the foregoing definition is referred to herein as a "Rate Hedging Agreement".

"SUBSIDIARY BORROWER" shall mean each of Chamberlin Natural, Hawaiian Natural, Health Food and Trinity.

"SUBSIDIARY SUBLIMIT" shall mean the sum of the Retail Inventory
Sublimit and the Beverage Sublimit, as such amount is reduced from time to time pursuant to subsection 2(d)(iv) hereof.

  (b) Section 1 of the Agreement is amended by deleting therefrom the definitions of "Subsidiary Accounts Sublimit" and "Subsidiary
Inventory Sublimit".

  (c) Section 1 of the Agreement is amended by adding thereto in alphabetical order the following definitions of "Beverage Accounts Sublimit", "Beverage Inventory Sublimit", "Beverage Sublimit", "Beverage Subsidiary", "Retail Inventory Sublimit", and "Retail Subsidiary":

"BEVERAGE ACCOUNTS SUBLIMIT" shall mean Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00), as such amount is reduced from time to time pursuant to subsection 2(d)(iv) hereof.

"BEVERAGE INVENTORY SUBLIMIT" shall mean Nine Hundred Thousand and No/100 Dollars ($900,000.00), as such amount is reduced from time to time pursuant to subsection 2(d)(iv) hereof.

"BEVERAGE SUBLIMIT" shall mean the sum of the Beverage Accounts
Sublimit and the Beverage Inventory Sublimit, as such amount is reduced from time to time pursuant to subsection 2(d)(iv) hereof.

"BEVERAGE SUBSIDIARY" shall mean each of Hawaiian Natural and Trinity.

"RETAIL INVENTORY SUBLIMIT" shall mean Four Million Five Hundred
Thousand and No/100 Dollars ($4,500,000.00), as such amount is reduced from time to time pursuant to subsection 2(d)(iv) hereof.

"RETAIL SUBSIDIARY" shall mean each of Chamberlin Natural and Health
Food.

  (d) Any reference in the Agreement to "Term Loan Commitment A" shall be deemed a reference to "Term Loan A Commitment".

  (e) Any reference in the Agreement to "Term Loan Commitment B" shall be deemed a reference to "Term Loan B Commitment".

  (f) Subsection 2(a) of the Agreement is amended and restated in full, to read as follows:

     (a)  Revolving Loans.
Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, each Lender, severally and not jointly, agrees absent the occurrence of an Event of Default, to make its Pro Rata Share of revolving loans and advances (the "Revolving Loans") requested by Borrower Representative on behalf of each Borrower up to such Lender's Revolving Loan Commitment so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans and the Letter of Credit Obligations does not exceed an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

     (i) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of AMCON's business) of AMCON's Eligible Accounts or Fifty-Five Million and No/100 Dollars ($55,000,000.00), whichever is less; plus

     (ii) Up to eighty-five percent (85%) of the lower of cost or market value of Eligible Cigarette Inventory or Twenty Million and No/100 Dollars ($20,000,000.00), whichever is less; plus

     (iii) Up to seventy percent (70%) of the lower of cost or market value of AMCON's Eligible Inventory (consisting solely of AMCON's
Eligible Inventory other than Eligible Cigarette Inventory set forth in clause (ii) above) or Twelve Million and No/100 Dollars
($12,000,000.00), whichever is less; plus

     (iv) Up to sixty percent (60%) of the lower of cost or market value of the Retail Subsidiaries' Eligible Inventory or the Retail Inventory Sublimit, whichever is less; plus

     (v) Up to sixty percent (60%) of the lower of cost or market value of the Beverage Subsidiaries' Eligible Inventory or the Beverage Inventory Sublimit, whichever is less; plus

     (vi) Up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of the Beverage Subsidiaries' business) of the Beverage Subsidiaries' Eligible Accounts or the Beverage Accounts Sublimit, whichever is less; plus

     (vii) Up to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) as a special accommodation ("Special Accommodation Overadvance") to be made available each Monday of every week and to be reduced to Zero and No/100 Dollars ($0.00) by each Thursday of the same week; minus

     (iix) such reserves as Agent elects, in its sole discretion to establish from time to time, including without limitation, a reserve with respect to Rate Hedging Obligations;

     provided, that the Revolving Loan Limit shall in no event exceed Fifty-Five Million and No/100 Dollars ($55,000,000.00) less the then-outstanding principal balance of Term Loan A (the "Maximum Revolving Loan Limit") except as such amount may be increased or, following the occurrence of an Event of Default, decreased by Agent from time to time, in Agent's sole discretion. The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of (i) the Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceed either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit (the "Overadvance"), Borrowers shall immediately, and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such Overadvance and Agent shall apply such payment to the Revolving Loans in such order as Agent shall determine in its sole discretion.
Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make Revolving Loans hereunder, and the failure of any Lender to make its Pro Rata Share of any Revolving Loan hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of any Revolving Loans hereunder.

If Borrower Representative, on behalf of any Borrower, makes a request for a Revolving Loan as provided herein Agent, at its option and in its sole discretion, shall do either of the following:

     (i) advance the amount of the proposed Revolving Loan to such Borrower disproportionately (a "Disproportionate Advance") out of Agent's own funds on behalf of Lenders, which advance shall be on the same day as Borrower Representative's request therefor with respect to Prime Rate Loans if Borrower Representative notifies Agent of such request by 1:00 P.M., Chicago time on such day, and request settlement in accordance with Section 19 hereof such that upon such settlement each Lender's share of the outstanding Revolving Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

     (ii) Notify each Lender by telecopy, electronic mail or other similar form of teletransmission of the proposed advance on the same day Agent is notified or deemed notified by Borrower Representative of such Borrower's request for an advance pursuant to this Section 2(a). Each Lender shall remit, to the demand deposit account designated by a Borrower at or prior to 3:00 P.M., Chicago time, on the date of notification, if such notification is made before 1:00 P.M., Chicago time, or 10:00 A.M., Chicago time, on the Business Day immediately succeeding the date of such notification, if such notification is made after 1:00 P.M., Chicago time, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance. If and to the extent that a Lender does not settle with Agent as required under this Agreement (a "Defaulting Lender") Borrowers and Defaulting Lender severally agree to repay to Agent forthwith on demand such amount required to be paid by such Defaulting Lender to Agent, together with interest thereon, for each day from the date such amount is made available to a Borrower until the date such amount is repaid to Agent (x) in the case of a Defaulting Lender at the rate published by the Federal Reserve Bank of New York on the next succeeding Business Day as the "Federal Funds Rate" or if no such rate is published for any Business Day, at the average rate quoted for such day for such transactions from three (3) federal funds brokers of recognized standing selected by Agent, and (y) in the case of Borrowers, at the interest rate applicable at such time for such Loans; provided, that Borrowers' obligation to repay such advance to Agent shall not relieve such Defaulting Lender of its liability to Agent for failure to settle as provided in this Agreement.
Each Borrower hereby authorizes Agent, in its sole discretion, to charge any of such Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.
A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrower Representative, on behalf of the Borrower requesting such Revolving Loan, shall give Agent same day notice, no later than 1:00 P.M. (Chicago time) for such day, of its request for a Revolving Loan, in which notice the Borrower Representative shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that a Borrower maintains a controlled disbursement account at LaSalle, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrowers, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower Representative, on behalf of Borrowers. Unless Borrower Representative specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower Representative, Agent shall have no liability to Borrowers for any loss or damage suffered by Borrower Representative or any Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower Representative and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by Borrower Representative, or deemed to be requested by Borrower Representative, as follows: the proceeds of each Revolving Loan requested under Section 2(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower Representative and Agent from time to time, or elsewhere if pursuant to a written direction from Borrower Representative.

  (g) Subsection 2(d)(iii) of the Agreement is amended and restated in full, to read as follows:

     (iii) Repayment of Term Loan B. Term Loan B shall be repaid in monthly installments of (i) Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000.00) payable commencing on May 1, 2005 and on the corresponding day of each month thereafter through and until February 28, 2006, and (ii) One Hundred Thousand and No/100 Dollars ($100,000.00) payable commencing on March 1, 2006 and on the corresponding day of each month thereafter; provided that any remaining outstanding principal balance of Term Loan B shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

  (h) Subsection 2(d)(iv) of the Agreement is amended and restated in full, to read as follows:

     (iv)  Mandatory Prepayments of the Term Loans and Reductions in
Availability.

     (A) Sales of Assets and/or Equity Interests. (i) Other than with respect to a Subsidiary Borrower Sale, upon receipt of the proceeds of the sale or other disposition of any Equipment or real property of a Borrower which is subject to a mortgage in favor of Agent, or if any of the Equipment or real property subject to such mortgage is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof shall be paid by such Borrower to Agent, for the benefit of Agent and Lenders, as a mandatory prepayment of the Term Loan B, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until such Term Loan B is repaid in full, and then against Term Loan A in the inverse order of their maturities until such Term Loan A is repaid in full, and then against the other Liabilities, as determined by Agent, in its sole discretion, and (ii) with respect to a Subsidiary Borrower Sale, provided that no Event of Default is then in existence, (I) the proceeds thereof shall be applied to the outstanding principal balance of Loans to such Subsidiary Borrower, and (II) in the event such Subsidiary Borrower is a Retail Subsidiary, such application shall result in a mandatory reduction of the Retail Inventory Sublimit (in such order and amount as Agent shall determine in its sole discretion) and/or in the event such Subsidiary Borrower is a Beverage Subsidiary, such application shall result in a mandatory reduction of the Beverage Sublimit (by application to the Beverage Accounts Sublimit and/or the Beverage Inventory Sublimit in such order and amount as Agent shall determine in its sole discretion), and (III) then the proceeds thereof shall be applied against the other Liabilities, as determined by Agent, in its sole discretion, provided further that upon the existence of an Event of Default, the proceeds thereof shall be applied to the Liabilities in such order as Agent shall determine in its sole discretion.

     (B) Raising of Equity/Incurrence of Subordinated Debt. In the event AMCON or any Subsidiary Borrower causes any equity to be contributed or incurs indebtedness on a subordinated basis and AMCON elects to have such proceeds applied to the outstanding principal balance of Loans to the Subsidiary Borrowers, then provided that Agent has consented to the contribution of equity or incurrence of indebtedness (which consent shall not be unreasonably withheld) and no Event of Default is then in existence, (i) in the case of AMCON, (I) the proceeds thereof shall be applied to the outstanding principal balance of Loans to the Subsidiary Borrowers in such order as Agent shall determine in its sole discretion, and (II) in the event such proceeds are applied to the outstanding principal balance of Loans to a Retail Subsidiary, such application shall result in a mandatory reduction of the Retail Inventory Sublimit (in such order and amount as Agent shall determine in its sole discretion) and/or in the event such proceeds are applied to the outstanding principal balance of Loans to a Beverage Subsidiary, such application shall result in a mandatory reduction of the Beverage Sublimit (by application to the Beverage Accounts Sublimit and/or the Beverage Inventory Sublimit in such order and amount as Agent shall determine in its sole discretion), and (III) then the proceeds thereof shall be applied against the other Liabilities, as determined by Agent, in its sole discretion, and (ii) in the case of a Subsidiary Borrower, (I) the proceeds thereof shall be applied to the outstanding principal balance of Loans to such Subsidiary Borrower in such order as Agent shall determine in its sole discretion, and (II) in the event such proceeds are applied to the outstanding principal balance of Loans to a Retail Subsidiary, such application shall result in a mandatory reduction of the Retail Inventory Sublimit (in such order and amount as Agent shall determine in its sole discretion) and/or in the event such proceeds are applied to the outstanding principal balance of Loans to a Beverage Subsidiary, such application shall result in a mandatory reduction of the Beverage Sublimit (by application to the Beverage Accounts Sublimit and/or the Beverage Inventory Sublimit in such order and amount as Agent shall determine in its sole discretion), and (III) then the proceeds thereof shall be applied against the other Liabilities, as determined by Agent, in its sole discretion.

     (C) Payments by Guarantor. Upon receipt of any payments made by William Wright pursuant to his Continuing Unconditional Guaranty of even date herewith (as same may be amended, restated, supplemented or otherwise modified from time to time), such proceeds shall be applied by Agent as a mandatory prepayment of the Term Loan B, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until such Term Loan B is repaid in full, and (i) then such payment shall be applied to the outstanding principal balance of Loans to the Subsidiary Borrowers in such order as Agent shall determine in its sole discretion, and (ii) in the event such payment is applied to the outstanding principal balance of Loans to a Retail Subsidiary, such application shall result in a mandatory reduction of the Retail Inventory Sublimit (in such order and amount as Agent shall determine in its sole discretion) and/or in the event such payment is applied to the outstanding principal balance of Loans to a Beverage Subsidiary, such application shall result in a mandatory reduction of the Beverage Sublimit (by application to the Beverage Accounts Sublimit and/or the Beverage Inventory Sublimit in such order and amount as Agent shall determine in its sole discretion), and (iii) then such payment shall be applied against the other Liabilities, as determined by Agent, in its sole discretion.

  (i) Subsection 4(a) of the Agreement is amended and restated in full, to read as follows:

     (a)  Interest Rate.
Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i), (ii) or (iii) below:

     (i) Revolving Loans (other than Revolving Loans described in subsection (ii) below) and Term Loan A shall bear interest at the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears; provided, however, that any Revolving Loan (or portion thereof) that constitutes a Special Accommodation Overadvance shall bear interest at the rate of two percent (2%) per annum in excess of the Prime Rate, payable on the last Business Day of each month in arrears. Term Loan B shall bear interest at the rate of two percent (2%) per annum in excess of the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears. Said rates of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

     (ii) Each Revolving Loan that constitutes a LIBOR Rate Loan as of February 8, 2006 may continue as a LIBOR Rate Loan until the latest to occur of (a) the last day of such Revolving Loan's Interest Period, (b) the termination date of the Rate Hedging Agreement related to such LIBOR Rate Loan, and (c) June 2, 2006 (the "LIBOR Termination Date"). Upon such LIBOR Rate Loan's LIBOR Termination Date, such LIBOR Rate Loan shall be converted to a Prime Rate Loan. Each Revolving Loan that constitutes a LIBOR Rate Loan as of February 8, 2006 shall bear interest at two hundred fifty (250) basis points in excess of the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean any continuous period of one (1) month, two (2) months, three (3) months or six (6) months, as selected from time to time by the Borrower Representative requesting such LIBOR Rate Loan by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Agent not less than three (3) Business Days prior to the first day of each respective Interest Period. Interest shall be payable on the last Business Day of each month in arrears and on the last Business Day of such Interest Period.

     (iii) Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

  (j) Subsection 4(b)(i) of the Agreement is amended and restated in full, to read as follows:

     (i) Notwithstanding anything in this Agreement to the contrary, on and after February 8, 2006, Borrowers shall not be permitted to request that Revolving Loans be made as LIBOR Rate Loans.

  (k) Subsection 13(b) is amended and restated in full, to read as follows:

     (b)  Indebtedness.
No Borrower shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that a Borrower may (i) borrow money from a Person other than Agent and Lenders on an unsecured and subordinated basis if a subordination agreement in favor of Agent for its benefit and the benefit of the other Lenders and in form and substance satisfactory to the Agent is executed and delivered to Agent relative thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to subsection 14(c) hereof;
(v) in the case of AMCON, maintain its existing loans to Trinity described in and in accordance with subsection 13(f) hereof, (vi) together with each other Borrower, incur operating lease obligations requiring payments not to exceed Six Million and No/100 Dollars ($6,000,000.00) in the aggregate for all Borrowers during any Fiscal Year of Borrowers; and (vii) incur Rate Hedging Obligations, provided, however, that the aggregate outstanding Rate Hedging Obligations owing by all Borrowers shall not at any time exceed Twenty Million and No/100 Dollars ($20,000,000.00).

  (l) Subsection 13(f) of the Agreement is amended and restated in full, to read as follows:

     (f)  Investments; Loans.

No Borrower shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States; nor shall a Borrower lend or otherwise advance funds to any Person except for (x) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business, and (y) loans in existence as of the date hereof from AMCON to Trinity in an aggregate amount not to exceed $1,552,000.00, as evidenced by that certain Secured Promissory Note dated June 17, 2004 in the face amount of $1,000,000.00, provided that such secured indebtedness is collateral assigned to Agent for the benefit of Agent and Lenders, provided further, that with respect to all such loans from AMCON to Trinity, Trinity shall execute and deliver to Agent a Continuing Unconditional Guaranty, Security Agreement and Uniform Commercial Code Financing Statement.

  (m) Subsection 14(a) of the Agreement is amended and restated in full, to read as follows:

     (a)  Intentionally omitted.

  (n) Subsection 14(b) of the Agreement is amended and restated in full, to read as follows:

     (b)  Intentionally omitted.

  (o) LaSalle's "Revolving Loan Commitment" as set forth on the signature page to the Agreement is amended and restated in full, to read as follows:

    Revolving Loan Commitment: $36,667,000.00

  (p) Gold Bank's "Revolving Loan Commitment" as set forth on the signature page to the Agreement is amended and restated in full, to read as follows:

    Revolving Loan Commitment: $18,333,000.00

2. This Amendment shall not become effective until each of the following conditions precedent has been satisfied:

  (a) Agent shall have received this Amendment and the Reaffirmation and Amendment of Guaranty attached hereto, duly executed by the parties hereto and thereto; and

  (b) Agent shall have received (i) an Amended and Restated Revolving Note made by the Borrowers in favor of LaSalle in the original principal amount of Thirty-Six Million Six Hundred Sixty-Seven Thousand and No/100 Dollars ($36,667,000.00), (ii) an Amended and Restated Revolving Note made by the Borrowers in favor of Gold Bank in the original principal amount of Eighteen Million Three Hundred Thirty-Three Thousand and No/100 Dollars ($18,333,000.00), (iii) an Amended and Restated Term Note A made by the Borrowers in favor of LaSalle in the original principal amount of Six Hundred Four Thousand and 03/100 Dollars ($604,000.03), (iv) an Amended and Restated Term Note A made by the Borrowers in favor of Gold Bank in the original principal amount of Three Hundred Two Thousand and 02/100 Dollars ($302,000.02), (v) an Amended and Restated Term Note B made by the Borrowers in favor of LaSalle in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), (vi) an Amended and Restated Term Note B made by the Borrowers in favor of Gold Bank in the original principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), and (vii) an Amended and Restated Lock Box and Blocked Account Agreement among Borrowers, Agent and LaSalle, in each case duly executed by the parties thereto and in each case in form and substance satisfactory to Agent.

3. The representations and warranties set forth in Section 11 of the Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.

4. Borrowers agree to pay on demand all costs and expenses of or incurred by Agent (including, but not limited to, legal fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Amendment.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6. Except as expressly amended hereby, the Agreement and the Other Agreements are hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof. Each Borrower hereby reaffirms its grant of the security interest in the Collateral.

7. This Amendment shall be governed by and construed under the laws of the State of Illinois, without regard to conflict of laws principles of such State.


LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Agent and a Lender

By: /s/ Michael Etienne

Title: Vice President


GOLD BANK, a Kansas state bank, as a Lender

By: /s/ Mark Jannaman

Title: Vice President


ACKNOWLEDGED AND AGREED TO this 8th day of February, 2006:

AMCON DISTRIBUTING COMPANY

By: /s/ Michael D. James

Title: Vice President & Chief Financial Officer


HAWAIIAN NATURAL WATER COMPANY, INC.

By: /s/ Michael D. James

Title: Secretary


CHAMBERLIN NATURAL FOODS, INC.

By: /s/ Michael D. James

Title: Secretary


HEALTH FOOD ASSOCIATES, INC.

By: /s/ Michael D. James

Title: Secretary


TRINITY SPRINGS, INC.

By: /s/ Michael D. James

Title: Assistant Secretary



REAFFIRMATION AND AMENDMENT OF GUARANTY

  Reference is hereby made to that certain Continuing Unconditional Guaranty dated as of September 30, 2004 executed by the undersigned in favor of Agent and Lenders (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty").

  The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of February 8, 2006 among Borrowers, Agent and Lenders (the "Fifth Amendment"), (ii) consents to the Fifth Amendment (including, without limitation, Section 1(h) thereof), (iii) acknowledges and agrees that "Borrowers", as such term is defined in the Guaranty, means AMCON, Chamberlin Natural, Hawaiian Natural, Health Food and Trinity Springs, (iv) acknowledges and agrees that "Subsidiary Borrowers", as such term is defined in the Guaranty, means Chamberlin Natural, Hawaiian Natural, Health Food and Trinity Springs,
(v) acknowledges and agrees that the Subsidiary Sublimit (as defined in the Agreement) shall reduce from time to time only in accordance with the Agreement, (vi) acknowledges and agrees that, except as modified by this Reaffirmation and Amendment of Guaranty, the Guaranty and all of the terms and provisions contained therein are hereby ratified and reaffirmed, and (vii) acknowledges and agrees that, except as modified by this Reaffirmation and Amendment of Guaranty, the Guaranty remains in full force and effect. All capitalized terms used but not defined in this Ratification and Amendment of Guaranty shall have the respective meanings assigned thereto in the Fifth Amendment.

  IN WITNESS WHEREOF, the undersigned has duly executed this Reaffirmation and Amendment of Guaranty on and as of February 8, 2006.




/s/ William F. Wright